EXHIBIT 99.1

431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441

FOR IMMEDIATE RELEASE

Capstone Announces its Smart Mirror Program Now Available to Purchase on Amazon

DEERFIELD BEACH, FL, December 21, 2021 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology announced today that the Capstone Connected Smart Mirrors are available in two styles and available to purchase on Amazon. Search Capstone Smart Mirror – Standard on www.amazon.com.

The Company also welcomes you to visit its updated e-commerce website at www.capstoneconnected.com that now enables users to purchase their preferred Smart Mirror.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneconnected.com for information on our current product offerings. Contents of referenced URL’s are not incorporated herein.

The Company welcomes you to visit its updated e-commerce website at www.capstoneconnected.com that now enables users to reserve their preferred Smart Mirror.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneconnected.com for information on our current product offerings. Contents of referenced URL’s are not incorporated herein.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including: the prospects of a new product line like the Smart Mirrors; the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line and consumer responsiveness to that product line; any difficulty in manufacturing the products or marketing Company products in its target markets; growing competition in the very competitive market; and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Coronavirus/COVID 19 pandemic continues to restrict or adversely impact the general economy as well as business operations of companies and retailers, especially consumer product companies like our company that has traditionally relied on retail distribution. Further, whether resulting from Coronavirus/COVID-19 pandemic or our status as a smaller reporting company or both factors, an increase in the cost or the difficulty to obtain debt or equity financing necessary to produce and promote our product line could affect our ability to fund operations or future financial and business performance. The future impact of Coronavirus/COVID-19 pandemic and the emerging variants of that virus on our company and its Smart Mirror launch continues to very difficult to foresee or predict. Additional information that could lead to material changes in Company’s performance is contained in its filings with the Securities and Exchange Commission. Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise. Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment. Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

For more information, contact:

Company:

Aimee C. Brown

Corporate Secretary

(954) 252-3440, ext. 313

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